 QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Harsh Kumar, Morgan Keegan.

Harsh Kumar - Morgan Keegan - Analyst

Good morning, it's Harsh Kumar, Morgan Keegan. A couple questions, Carl and Mark. Maybe you can help me out here. You said gross margin increases are being driven by mix and analog moving in-house. Within mix can you talk about what's working for you and what we can expect in the December quarter?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Okay, this is Dr. Lu. During the year we make two things. One is, I think I’ve been talking about move our analog production from the subcon to our internal manufacturing in Shanghai. And that we have been talking about and it's completed, the portion we want to move we can now move 100% because some of the stuff we do not produce ourselves. So the one we wanted to move we completely move it by end of end of September.

And then another thing is if you remember several months ago we shut down our Hsinchu operation which is the (inaudible) and final task in our -- into China, again, or some of them into the subcon. So we reduced our own operation there and that saved us some money. And so that's what order improvement is coming from when we're talking about analog manufacturing inside.

And if you move forward from the fourth quarter I think we give our guidance of continued improvement and we keep that range, 60 basis points to 110 basis points. So we believe with continued efficiency produced by ourselves, yield improvements and all those we believe we can achieve between 60 basis points to 110 basis points improvement.

Harsh Kumar - Morgan Keegan - Analyst

That's very helpful, Dr. Lu. Dr. Lu, can you just remind us what you're expecting on your analog business in terms of gross margins, would it be comparable to your core business or better or a little off? Can you just help us there?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

I think that one of the reasons we moved from -- we entered into analog business is because analog business in general can give us higher gross margin. Okay? And so we expect we'll continue to improve the gross margin when our analog business gets in more percent to our total business.

Harsh Kumar - Morgan Keegan - Analyst

Got it. And next question on -- kind of looking at December and possibly looking at a little ahead of December into the March quarter. Dr. Lu, your business is very heavily focused on consumer and computing and that tends to be typically strong in the second half. Can you talk about just generally qualitatively what you're seeing in those markets? Whether you're still seeing some strength or you're seeing things fall off? Just anything would be helpful.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

I think we keep the guidance for the fourth quarter from 106 to 109, so that shall continue growth, even the -- our growth will be slower but we will still show a continued growth. Okay? And we don't really give the guidance after the quarters. But typically you know the semiconductor market, the sequence is in 1Q typically. I'm not talking myself, I'm just talking about the market, typically 1Q is a weak quarter. Okay.

Harsh Kumar - Morgan Keegan - Analyst

Got it. That's always helpful. And last question I guess for Carl. Carl, you're bringing down tax rate for the fourth quarter, should we expect a lower tax rate for 2008 as we model out?

Carl Wertz - Diodes, Inc. - CFO

We indicated we're still finalizing the Netherlands holding company. I think going into the next year it's probably safe to say that it should be in that 13% to 15% range as we're predicting for the fourth. We may get a little betterment as we get more involved with it, but to give that kind of guidance I don't think we want to go there yet.

Harsh Kumar - Morgan Keegan - Analyst

No, that's great. And one last if I can. Congratulations on your design win at Tier 1 in cell phones. I know you've been trying to get in for a little while. Should we expect revenues in the fourth quarter or should we expect a design win in the fourth quarter?

Mark King - Diodes, Inc. - SVP Sales & Marketing

I think you should expect a design win and it ramping through 2008.

Harsh Kumar - Morgan Keegan - Analyst

Got it. Thanks, guys.

Operator

Shawn Harrison, Longbow Research.

Shawn Harrison - Longbow Research - Analyst

Good morning, just a quick clarification if I could get the end market breakdown again?

 -Mark King - Diodes, Inc. - SVP Sales & Marketing

I think it's -- it was 37% computing, 36% consumer, 15% communication, 10% industrial, 2% automotive.

Shawn Harrison - Longbow Research - Analyst

Okay. My second question just has to deal with the increase in operating expenses, I'm just wondering the increase in sales in Europe. Is there a higher cost to operate in Europe in terms of just selling expense in that region that aided in the sequential increase in operating expenses?

Carl Wertz - Diodes, Inc. - CFO

The European operation, we've been over there already, we have multiple sites. And basically by forming a holding company will not have a substantial cost. We're incurring some now from the legalization and establishment of the Company. But we should not experience a significant change.

Mark King - Diodes, Inc. - SVP Sales & Marketing

I would say that sales expense in Europe is higher because of the value of the dollar versus the euro, but I don't think it's necessarily a big impact on the SG&A or the operational costs as we outlined them.

Shawn Harrison - Longbow Research - Analyst

Okay. And then maybe just to break down the operating expenses further. Of the sequential increase, how much was just general wage inflation that you're seeing versus the other factors mentioned?

Carl Wertz - Diodes, Inc. - CFO

The overall wages have gone up, primarily it's due to improved performance of the Company and we're increasing incentives for the global distribution. We stay pretty much abreast with the normal inflation rate for wage increases.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

But if you look at -- we have a very big sales force in China and in Taiwan. And China and Taiwan -- that's where our revenue are coming from. And you know the exchange rate in China and have been going against us, okay. And then the same thing in Taiwan. So if you look at those would be increase our SG&A, but salary increase is a portion only and exchange rate is another change for us. And we try to maintain, at least percentage wise, try to maintain about the same and that our revenue grows to cover the salary increase and exchange rate increase.

Shawn Harrison - Longbow Research - Analyst

Okay. And then just one final question. ASP's increased 2% sequentially, how much of that was product mix versus actual pricing increases you received?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Product mix is almost all that. We really don't see a price increase, okay? That's why we put the ASP average selling price, it's really due to the product mix.

Mark King - Diodes, Inc. - SVP Sales & Marketing

We chose to squeeze some of our commodities in the last quarter.

Shawn Harrison - Longbow Research - Analyst

Okay. And then just looking forward, new products as a percentage of sales, could that increase to maybe the mid 30% range given your focus on driving more new product development?

Mark King - Diodes, Inc. - SVP Sales & Marketing

Well, I think it's asset mix (multiple speakers)

Shawn Harrison - Longbow Research - Analyst

I guess maybe from 32.5 to say 35 to 36.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

That's right.

Mark King - Diodes, Inc. - SVP Sales & Marketing

You know, I think we're going to lose some products. I mean I think at a certain point you're always I think 33% to 35% is actually a pretty high rate. What we hope is that we develop longevity, long-term projects that are driving revenue for a long period of time before.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Especially you know the analog product, analog product lifecycle is much longer than other product. And analog product design, especially standard analog product, okay? Those the design cycle is long and the life is even much longer. And therefore is still in the ramp up mode even after roll outside of the new product definition range. New product definition range is three years and a lot of standard analog product is still in the ramp mode after three years of the release production.

Shawn Harrison - Longbow Research - Analyst

Meaning your mix should see maybe an improved benefit for a longer duration just because of the growth in analog products?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Yes, correct.

Shawn Harrison - Longbow Research - Analyst

Okay. Thank you.

Operator

Kevin Rottinghaus, Cleveland Research.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Thanks. Mark, it sounded like you just said you squeezed out some of the commodities this quarter. Just interpret that, are you talking about walking away from some of the lower margin business at this point?

Mark King - Diodes, Inc. - SVP Sales & Marketing

We expanded to a certain point, so as we regain getting very high utilization rates that we take we kind of shed bad business or our lowest commodity level business. Clearly if we had unlimited capacity we could have grown more. But we didn't choose to do it, we thought it was better to move forward. But we always play in those markets to keep our utilization high in softer periods. So, yes, we can move in and out of that business for best operational improvement as we go.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Okay. And Carl, with the CapEx that you're spending this year what kind of increase should we expect in capacity over 2008?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

I think -- this is Dr. Lu -- this is a model still 12% of the revenue. And so move forward we're still looking at 12% of our revenue current year. And the reason this year we spent a little bit more was due to really two factors -- number one is we did add in a 6 inch line to support our SBR technology. And therefore we spent the money to go ahead, put 6 inch line in our 5 inch fab capacity locations. That's one.

Another thing is you know we bring in the product internally from subcon for our analog product. Those will not generate additional revenue but is consumed additional capacities. Therefore we spent a little bit more money this year to absorb those additional loading from analog product which was produced by subcon before. And that's why those two something, 3% more than our plan, 3% more than our plan was expanded this year. And this we through the M&A and we need additional capitals. We feel our business plan at this model still target at 12% revenue to be capital money.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Is the 6 inch line -- is that online now or will it be by the end of the year or how far along are you in that project?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

We got in the equipments in but it would not be a production until probably, our hope in the qualify, until end of year, but I think most likely will be first next year -- first-quarter next year. But the equipment is already in and that we are doing the qualification.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Okay. What does that do to your incremental capacity in 2008? Is there a percentage increase that you could give us or something to help quantify how much more capacity you're adding in '08 versus (multiple speakers)?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

This is a different line, this is the 6 inch line. Is the fall somewhere around 7,000 to 10,000 a month, and you know our 5 inch line is somewhere around -- I've said 53,000. And so you are talking about -- 5 inch versus 6 inch. So if you want to, I will tell you quickly by conversion rate then probably equipment to 15,000 to 20,000 5 inch equipment. It's about 7,000 to 10,000 wafer 6 inch, you convert to 5 inch it will be about say 15 to 20 5 inch equipment wafer versus our current 53,000.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Okay.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

That's all you can say, okay?

Kevin Rottinghaus - Cleveland Research Company - Analyst

Okay. One last one. On end markets, what are the expectations for 4Q? What do you expect to kind of lead growth in 4Q?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Oh, I thought we already gave the guidance.

Mark King - Diodes, Inc. - SVP Sales & Marketing

No, he was talking about in the end markets. I think particularly -- I mean obviously in this time of the year it's a computer and consumer market that will continue to move and in Asia.

Kevin Rottinghaus - Cleveland Research Company - Analyst

So the industrial, auto, comes probably down sequentially then?

Mark King - Diodes, Inc. - SVP Sales & Marketing

It's too hard to say. I can't get it down to the product, but they could be more flattish.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Okay. And do you give percentage booked for the quarter and is there any change in that versus your guidance going into 3Q?

Mark King - Diodes, Inc. - SVP Sales & Marketing

I think it's right on in range with our guidance and what we said we were up kind of at parity.

Kevin Rottinghaus - Cleveland Research Company - Analyst

Thank you.

Operator

(OPERATOR INSTRUCTIONS). Steve Smigie, Raymond James.

Steve Smigie - Raymond James - Analyst

Thank you. I was hoping you could talk and little bit about what OpEx is going to look like as we go into 2008 just generally? You had a little bit of extra spending here and does it continue at this sort of higher percentage? As you get into '08 obviously there will be some revenue growth, but maybe even a dollar wise comment on '08? Thanks.

Carl Wertz - Diodes, Inc. - CFO

Steve, we've given the guidance for the fourth quarter, we don't go too far out beyond the next quarter. But again, as we grow revenues as a percentage of revenue we should still continue to see some improvement next year. This year we've ramped for a substantial growth, okay? So I think we should be seeing a percentage improvement as we move into 2008.

Steve Smigie - Raymond James - Analyst

Are you guys going to have to add another back end facility at some point? It seems like you're pretty highly utilized which is great, I think you've filled up most of the levels of that existing facility.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Well, if we need it we'll build another building. I should say I'm sorry - our landlord would build another building and then we'll start to occupy. The model we’re doing is we talk to our landlord and they're building the facility building for us and then we occupy floor by floor whenever we need it. We do I have -- our landlord do have land next to our Shanghai facility is available to build the building for us if we need it. And I believe sometime in the next year we probably would need to get into the new building.

Steve Smigie - Raymond James - Analyst

Okay, great. Mark, I was hoping you could talk a little bit about the new Charge Pump product. It seems like that in general is a pretty competitive market. If I'm thinking about the same market it seems like your product is probably 20 to 30 and points lower in gross margin been some of the competitors there. I just wonder if I'm thinking about that correctly and what that ends up being for you?

Mark King - Diodes, Inc. - SVP Sales & Marketing

We think -- you know, that's a portable market -- we think it -- when we talk about a margin expansion, mobility and portability being profit. So we think that in those markets is where our strength plays because most of the people that play in that market subcontract their packaging. And this is exactly the course part of our strategy, to be able to take higher value products and put it into packages that we sell all day long as commodity. So we think that we have an advantage in all of those markets to compete at a higher level that these other people do.

Steve Smigie - Raymond James - Analyst

Okay. And I guess -- so that would also be basically a handset product, correct? Probably more than just handsets, but at least handsets. So now you have the hall sensors plus this and are there other products targeted at the handset feature?

Mark King - Diodes, Inc. - SVP Sales & Marketing

Yes, I think as I kind of mentioned that we're really kind of -- when we bought Anachip, it was more of a communications type line; it was very focused on LCD and so forth. And we had a great switching regulator line to serve those markets. But Diodes Inc. has always been a portable type company and we focus in those end equipment. So obviously in any acquisition we want to bring them to our core customer.

So as I mentioned in here, as we're focusing on a lot of our new development -- although we're still doing development in the switching regulator's for communication and for LCD TV, we're focusing a lot of our development into the portables market space where we play all day long, things for notebook and cell phone and so forth.

So I think -- the load switch that we released in the last or a week ago or whatever, that's another example of product moving in that direction. I think you'll see more and more of our product releases mixed with portable versus our traditional product style going forward.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

If you look at our vision it's very clear, we want to use our innovative cost-effective packaging technology to serve at high-growth markets. So portable consumer is the area, the market area we want to target at using our packaging capability. So those kinds of products really exactly meet our vision.

Steve Smigie - Raymond James - Analyst

Okay, could you talk a little bit about the industrial opportunity for the super barrier rectifier product?

Mark King - Diodes, Inc. - SVP Sales & Marketing

Yes, those it's pretty exciting. We have on here the nice thing about that product line, again, that lends itself all the way very up to high voltage and high-power all the way down to the smallest die you can put into the smallest device. The range in that product is good. We've seen a lot of applications in high-power and welding, we're seeing a lot of interest in solar, we're seeing a lot of industrial controls and so forth that have more and more interest, communication segment, so forth.

So I think that that is -- clearly it's a power product, so the industrial market is power supply where we really didn't play very much. So we're really focusing ourselves back into some of those markets going forward. It will give us good support for North America and European sales.

Steve Smigie - Raymond James - Analyst

Okay. And my last question is just on the Arrow relationship. Would you expect that to drive some higher gross margin for you because they're typically pretty profitable lines and how can that sort of help out growth? I know it takes a little while to get that stuff going, but how does that help the growth profile?

Mark King - Diodes, Inc. - SVP Sales & Marketing

Yes, I don't know that you could actually say you're going to make more money off of Arrow. But I think what they're going to do is help us expand our customer base. And I think that they'll help us sell our specialty products in the Asian marketplace. And it's a good extension to our European agreement and it's a good extension to our North American agreement. And overall Arrow is a very, very important partner to Diodes Inc. globally. So I think that they'll give us some good sophistication on the semiconductor cell in some of the Asian market. And we're specifically interested in them and what they can do and they're programmed in mainland China which is quite -- they're doing quite a good job there.

Steve Smigie - Raymond James - Analyst

Okay, great. Thanks a lot.

Operator

Ramesh Misra, Collins Stewart.

Ramesh Misra - Collins Stewart - Analyst

Good morning, gentlemen. My first question was in regard to handsets. Congratulation, Mark, on that first Tier 1 win. In terms of all the products that you have catering to that market, can you give us an idea of your dollar content per handset in terms of your TAM?

Mark King - Diodes, Inc. - SVP Sales & Marketing

No, I can't. We really don't try to get it. But we're seeing more and more opportunity within our discrete product line for our QFN devices. We're focusing a lot in the display area, whether it be directly to the handset manufacturer -- and clearly the hall sensor product area is a growth area for us in those markets. But the overall content, quite honestly they all use different types of product and the key thing is if we win any of them it should be good revenue growth.

Ramesh Misra - Collins Stewart - Analyst

Not to kind of press you too much on that, but can you at least provide some kind of a ballpark? Are we talking about overall less than $1, are we talking $2?

Mark King - Diodes, Inc. - SVP Sales & Marketing

Clearly less than $1.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

That's our product -- remember our product, we don’t have the product that high -- ASP.

Ramesh Misra - Collins Stewart - Analyst

Great, okay. In regards to FabTech, so with the addition of the 6 inch line and clearly it sounds like you're able to get most of it as used equipment at a very low price point. Any thoughts of beginning to transition some of that 5 inch -- rest of the 5 inch capacity over to 6 inch?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Well, if it's needed then we will, okay. But at this moment we do not plan. But we are already up to very high-capacity and then if our business continued to grow which for sure, then when we need it then we'll convert. We will convert some of our 5 inch to 6 inch. But today we do not have plans in the near future because by 18 -- like I said, 7,000 to 10,000 per month 6 inch, that's already a significant increase. Probably you are talking about -- probably you're talking about a 30% increase in one shot.

Ramesh Misra - Collins Stewart - Analyst

So, why did you not do that SBR line also in 5 inch rather than --

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Like I said, because we have capacity instead of adding another 5 inch line we're to just go ahead and expand it into 6 inch now.

Ramesh Misra - Collins Stewart - Analyst

I see. So this capacity addition is not just for the SBR line, it would potentially before --?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

No, what we said is we will use that 6 inch line for SBR, because SBR is a new technology we acquired about a year ago. And currently they're sourcing from other fabs outside, not from FabTech. And with that business continues growing and so we decided to put the SBR process into our own fab so we can in time when we need it we can continue to produce it ourselves in addition to sourcing from our subcon our foundry. And to bring the cost down -- and to bring the cost down because if you produce it -- you produce it yourself you can bring the cost down.

And then since we are the capacity, instead of letting them come in and then take the capacity of out of somewhere else. I just say, okay, we need to add some more capacity and it's not right right now to put the 5 inch capacity. So we say, okay, if we want to do it go ahead, install 6 inch capacity for SBR.

Now like I say, if our other -- our discrete business continued to grow and if someday we need more capacity -- if -- then we'll buy another 6 inch line or another -- 6 inch -- yes, 6 inch line and put in there. For us it's just you expand it when you need it, no sense to put the capacity there if you cannot fully utilize it.

Ramesh Misra - Collins Stewart - Analyst

Okay. Now and regards to CapEx, recognizing that you're capacity constrained, especially in the Shanghai facility, and the fact that you actually spent some money on this new equipment for FabTech, why not really let loose on your CapEx? I know it's up to 14%, but clearly you're operating in a capacity constrained mode. What are your thoughts in that regard?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Well, our business model always, adding the capacity fully loaded with commodity and then squeeze the commodity used for the really value added product. Then after you fully utilize it you add more capacity and then you’ll go to the commodity and then squeeze the commodity and use them for value added. That's the way we have been operating.

So I need to be careful of just adding so much capacity and then you go after nothing but the very low profit and low gross margin product. That really is not the right way to use our cash. And therefore we do what we're doing and we try to limit it to 12% and that's just the way our business model goes. Now, yes, sure, we can just add in a lot of capital, but I don't - think analysts would like me to do that.

Ramesh Misra - Collins Stewart - Analyst

Okay. Now in the past you've hesitated to provide a breakdown of discrete versus analog. But let me ask you in the sense of when you had acquired Anachip -- or you had over time anticipated to introduce synergistic products so basically products with sophisticated packaging which included an analog components and a discrete component. Can you give us an idea of what the timeline on that is or at what pace is that happening?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

I think we already through the mutual sales, like handhelds -- I won't name the name but some of the cell phone companies we originally have very limited stuff in there. But with analog hall sensor product we can start again to some cell phone companies and that domestically brings us the discrete and other analog product into the market -- into that customer.

Mark King - Diodes, Inc. - SVP Sales & Marketing

At the first stage we've really been mixing the integration of adding the two products to the customer, getting back to the application-specific devices. To be honest, we've had quite a few opportunities and we viewed a mixing analog technology and discrete technology in the same package. And it's moving along, but I think really getting the customer acceptance of that maybe another year out.

But as I mention this, the device for the cell phone, that was actually an [ASMIC] device we did for a cell phone display where we put complementary pair low threshold MOSFETs in two different SBR chips into one circuit and supplied it. So we're still -- our platform, our [ASMIC] platform is being pushed quite high. We haven't seen as many opportunities to put analog with discrete at this point yet, but I think it's starting to become more interesting to the competitor -- I mean to the customer as size further becomes a constraint.

Ramesh Misra - Collins Stewart - Analyst

Okay, got it. And then just finally, on R&D, clearly you're moving along your goal of nudging that up higher. Do you anticipate R&D at any time I don't know in the next year, two years or whatever to cross the 5% threshold or do you still expect it to be kind of lingering around the 3% mark, maybe 4% mark?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

My business model -- I think we have been talking about that, right? The discrete is somewhere around 3%. And if you look at analog it's probably somewhere around 5. And then when you start to combine together we are running about 3.5%. And this you can significantly mix between the revenues or this percent won't be changed that much. Now if analog grows much, much faster than discrete, then that percent will go up. But I think somewhere around 3.5 and then you gradually and going up some. But I will not see 5% for a long, long time because I've seen the 5% probably will be the R&D model for analog.

Ramesh Misra - Collins Stewart - Analyst

Okay. On the acquisition front, I know you've said in the past that you expect it to be accretive almost right away. Can you kind of give us an update as to what's happening over there? And are you looking primarily at new products, new markets or new technologies?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Okay for R&D, M&A, I don't think I talk about to be accretive immediately -- I always say to be accretive within the first 12 months, within the first year, okay? So I need to correct that. That's what I've been saying. It will need to be accretive within the first 12 months, okay. Number two, so far I do give some term sheets out, but unfortunately most of the companies, they all view their -- they're stuck with undervalue, who won’t think that, right?

So most of the company I've tried to working with, they all would tell me they're stuck and undervalued and I need to give them a much higher premium. And so I cannot get -- so far get anyone who is willing to sell to us yet. That's where -- it's not we are not working on it. We are actually very aggressively working on different opportunities and I give different term sheets out. It's just nobody wants to accept my term sheet yet, okay?

Then you're talking about -- we've really -- it's not just look at -- and I think I mentioned that before. Depending on where the company is located and what kind of synergy we can extract from the company, then we try to put the value and then from there go on for it., okay? It's we're looking at different companies, some in Asia, some in Europe, some in U.S. And different companies bring us different synergies.

Ramesh Misra - Collins Stewart - Analyst

Okay, all right thanks, Dr. Lu. Thanks Mark and Carl.

Operator

Christopher Longiaru, Sidoti.

Christopher Longiaru - Sidoti & Company - Analyst

Hi, gentlemen. A lot of my questions have been answered, I just have a couple. First of all, it sounds like what you were saying was you would have had to add capacity no matter what, whether it was 5 inches or 6 inches so you just went with the 6 inches. Am I correct in saying that?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Yes.

Christopher Longiaru - Sidoti & Company - Analyst

Okay. The other thing is that it sounds like you said that the movement of the analog product line is brought in-house, whatever you're going to bring and is done. So I'm assuming the uptick in margins you said 60 basis points to 110, that's really just from product mix, is that correct?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

No, no, no. It would continue, and, yes, some of them from product mix but some of them was still from continued improvement. Don't forget, we don't have any experience to handle like testing, I'm talking about analog testing, analog manufacturing inside our SKE, okay? So it will be -- you're going to have more yield improvement and more of the productivity improvement. And so it will continue. Like I said, this is the first wave. You move in, you save some money, but that's not -- you won't be exactly the same as the subcon since from the day one. And give us some time, we'll continue to improve.

Christopher Longiaru - Sidoti & Company - Analyst

Okay, got it. Did you give a share count, Carl, for the fourth quarter?

Carl Wertz - Diodes, Inc. - CFO

Share count?

Christopher Longiaru - Sidoti & Company - Analyst

Yes.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Share count, yes.

Carl Wertz - Diodes, Inc. - CFO

Approximately 43.6 million shares, I believe, somewhere in that range.

Christopher Longiaru - Sidoti & Company - Analyst

43.6.

Carl Wertz - Diodes, Inc. - CFO

43.3.

Christopher Longiaru - Sidoti & Company - Analyst

43.3. Thanks, guys.

Operator

Harsh Kumar, Morgan Keegan.

Harsh Kumar - Morgan Keegan - Analyst

Dr. Lu, I think in the comments that you had said that you would expect percentage improvements in your operating expense, and then I think somewhere later in an answer to a question, you had said that we should be thinking about R&D at 3.5%. It's already at, I believe, 3.3%. Should we be, therefore, turning R&D up because it obviously doesn't change that much as you hire people, perhaps go up as opposed to come down? But then we should be thinking about maybe OpEx coming down as a percentage of sales; is that the correct way to think about it, Carl and Dr. Lu?

Carl Wertz - Diodes, Inc. - CFO

That is a pretty fair estimation. SG&A should be coming down as a percent. R&D, Dr. Lu mentioned, will probably be in the 3%, maybe 4% range -- somewhere in the mid 3s.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

mid 3.

Harsh Kumar - Morgan Keegan - Analyst

Fair enough. And then kind of diving into that coming from the top, gross margin, how should we -- now that everything is done, you've got analog in-house and you're relatively stable from a go-forward basis, how should we think about your longer-term gross margin maybe a year out, maybe a year and a half out? And then also, how should we think about your financial model?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Okay, I think due to the product mix, you should continue to see some improvement, okay? Especially second half of next year when the market will be up again and the mix will be have a change, then you’ll probably see continued improvement.

Harsh Kumar - Morgan Keegan - Analyst

In gross margin, Dr. Lu?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Yes, you are talking about gross margin.

Harsh Kumar - Morgan Keegan - Analyst

Okay, yes, yes.

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Yes.

Harsh Kumar - Morgan Keegan - Analyst

And then I guess pretty fair to assume that your OpEx should go back to maybe 12% -- the 12.3% range; is that correct? I'm sorry, the SG&A.

Carl Wertz - Diodes, Inc. - CFO

We didn't give a percentage. We're in the high 13, which still compared to the industry and peers, that is still a relatively low number, a lower number.

Harsh Kumar - Morgan Keegan - Analyst

Okay, fair enough. Then lastly, maybe a question for Mark and Dr. Lu. A lot of talk in the consumer space and maybe even more so in the computing space about potential double ordering. Have you seen any of that, or qualitatively, how would you describe your customers? Are they fairly optimistic about things being somewhat normal?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

You know our lead time is not that long. Our customers really don't need to double order, okay? And since we really never put our customer in our location, there's no reason for them to double order.

Harsh Kumar - Morgan Keegan - Analyst

Fair enough. Thank you, that is very helpful.

Operator

Steve Smigie, Raymond James.

Steve Smigie - Raymond James - Analyst

Great, thank you. As far as Q1 typical seasonality, I know it's typically down. Do you guys view your typical seasonality for Q1 as sort of like a down, say, 2%, or do you think seasonality is more like a down 4%?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

Well, I don't have that visibility to say 2% or 4%. We don't have that kind of visibility in that far away. Like I mentioned to most of the analysts before, our lead time is so short and we react to the market actually simultaneously. And therefore, it is very difficult for us to see our market too far away.

Today we can see the fourth quarter. We really don't have visibility in the first quarter. But like I mentioned to you, the semiconductor business, typically 1Q, is the low quarters.

Steve Smigie - Raymond James - Analyst

Okay. In terms of the Q4 revenue guidance, Mark sort of answered this question earlier, but would you say there is some element of being conservative in terms of revenue guidance there?

Dr. Keh-Shew Lu - Diodes, Inc. - President & CEO

I don't think we'll give the guidance on conservative. The best we know today is 106 to 109. Now, the market could be changed. Today the market is so unstable. It could be one day jump up, it could be one day going down, okay? So very difficult for us to nail down what will be the number. See, while we are running on the long lead time, we have the backlog. Then we can -- by looking at backlog, we know exactly what we -- but I mentioned that to some of the analysts before. We don't really go by the backlog. So we react to the market almost simultaneous, and that is why we have difficult to nail down the exact number.

Steve Smigie - Raymond James - Analyst

Okay. And last question was, do you now or do you anticipate doing any chip-scale packaging?

Mark King - Diodes, Inc. - SVP Sales & Marketing

You know, we've invested a lot this year in our DFN QFN package, which is kind of where we see the marketplace or where we want to be now. Clearly, there is chip-scale opportunities and there is some products and packages that are chip-scale like that we're working on. So our goal will be to keep pace with the industry with the smallest and thinnest devices out there.

Steve Smigie - Raymond James - Analyst

Okay, thanks a lot.

Operator

Ladies and gentlemen, we have exhausted the time set aside for Q&A. I would now like to turn the call back over to Mr. Carl Wertz for closing remarks.

Carl Wertz - Diodes, Inc. - CFO

Thank you. I'd like to make one additional comment before we conclude. We are scheduled to participate in several financial conferences in the coming months. Dr. Lu and myself will be participating and presenting at the AeA Monterey next Monday and Tuesday. Management will be presenting at the UBS Global Technology Conference in New York November 14th, followed by the Thomas Weisel Power Conference in New York on November 15th. December 12th, we will be participating in the Raymond James Conference in New York.

And then moving into the first quarter on January 8th, we will be participating at the Needham's Tenth Annual Growth Conference in New York. And January 22nd, we will be participating in Sidoti & Company's Fifth Annual Conference in Palm Beach, Florida. So with that, I believe we'd like to conclude, and thank you very much for your time and interest.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.